UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/28/2008

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-09992

Delaware	04-2564110
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Technology Drive, Milpitas, California   95035
(Address of principal executive offices, including zip code)

(408) 875-3000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)        On August 28, 2008, KLA-Tencor Corporation (the "Company") announced that John Kispert will leave his positions as interim chief financial officer, effective September 3, 2008, and as president and chief operating officer, with an anticipated effective date of January 1, 2009. A copy of the Company's news release announcing Mr. Kispert's departure is attached hereto as Exhibit 99.1.

(c)        On August 28, 2008, the Company also announced that the Company's Board of Directors has appointed Mark P. Dentinger as executive vice president and chief financial officer (and principal financial officer) of the Company, effective upon the commencement of his employment with the Company on September 3, 2008. Mr. Dentinger, 50, most recently served as the executive vice president and chief financial officer of BEA Systems, Inc. from February 2005 until the company was acquired by Oracle Corporation in April 2008. Mr. Dentinger was with BEA Systems for a total of nine years, during which he managed all aspects of finance, investor relations, legal, facilities, and information technology, among various other financial roles within the company. Prior to joining BEA Systems, from 1993 to 1999, Mr. Dentinger served in various financial management positions at Compaq Computer Corporation (now Hewlett-Packard Company), culminating in his appointment as director of finance, high performance systems manufacturing in 1996. A copy of the Company's news release announcing the appointment of Mr. Dentinger to the positions described above is attached hereto as Exhibit 99.2.

        In connection with Mr. Dentinger's employment with the Company, Mr. Dentinger and the Company entered into an employment offer letter that provides for the following compensation arrangements:

        (1)        An annual base salary of $400,000;

        (2)        The opportunity to participate in the Company's executive Performance Bonus Plan for fiscal year 2009 with a target bonus opportunity of 75% of Mr. Dentinger's paid base salary. Payment of such bonus under the Performance Bonus Plan is subject to the Company's satisfaction of certain operational performance goals established for the fiscal year, and Mr. Dentinger must continue to be an eligible employee on the date of payout to receive any incentive bonus that may become payable under the plan;

        (3)        The Company will recommend to the Compensation Committee of the Company's Board of Directors at its next meeting that Mr. Dentinger be granted restricted stock units covering 40,000 shares of the Company's common stock. The vesting of such restricted stock units will be subject only to Mr. Dentinger's continued service with the Company, with fifty percent (50%) of the restricted stock units vesting upon his completion of two years of service with the Company measured from the grant date, and the remaining fifty percent (50%) vesting upon his completion of an additional two years of service thereafter; and

        (4)        Mr. Dentinger will be added as a participant in the Company's Executive Severance Plan and, as a result, will be eligible for the following benefits thereunder:

                (A)        If Mr. Dentinger is terminated other than for cause, or voluntarily resigns for good reason (in each case as defined under the Executive Severance Plan), prior to a change of control of the Company, then he will receive (i) salary continuation payments for two years, (ii) a pro-rated annual incentive payment for the fiscal year of his termination or resignation, (iii) pro-rated vesting of all of his outstanding equity awards through the end of the month of his termination or resignation, and (iv) the extension of the post-termination exercise period of each stock option or stock appreciation right granted to him (if any) so that the option or right will remain exercisable for twelve months following the date of termination or resignation, but in no event beyond the original term of the award;

                (B)        If Mr. Dentinger is terminated other than for cause, or voluntarily resigns for good reason (in each case as defined under the Executive Severance Plan), within two years following a change of control, then he will receive (i) salary continuation payments for two years, (ii) an amount equal to two times his average annual bonus for the preceding three completed fiscal years, payable in equal installments over the salary continuation period, (iii) a pro rated annual incentive payment for the fiscal year of his termination or resignation, (iv) 100% vesting acceleration of all of his outstanding equity awards, (v) an additional $2,000 per month for the two-year severance period and (vi) the extension of the post-termination exercise period of each stock option or stock appreciation right granted to him (if any) so that the option or right will remain exercisable for twelve months following the date of termination or resignation, but in no event beyond the original term of the award; and

                (C)        Mr. Dentinger will also be entitled under certain circumstances to a full tax gross-up payment to cover any excise tax liability he may incur under Internal Revenue Code Section 4999 and the resulting income and employment tax liability attributable to that payment, should the benefits to which he becomes entitled in connection with a change of control constitute parachute payments that exceed by more than $50,000 the maximum parachute payment otherwise allowable under the federal tax laws without the imposition of Section 4999 excise tax.

        The foregoing description of Mr. Dentinger's employment offer letter is qualified in its entirety by reference to the offer letter, which will be attached as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ending September 30, 2008, which the Company expects to file with the Securities and Exchange Commission on or prior to November 10, 2008.

(e)        Terms of Separation Agreement with Mr. Kispert

In connection with Mr. Kispert's departure from the Company, Mr. Kispert and the Company have entered into a Severance and Consulting Agreement dated August 28, 2008, the provisions of which are largely based upon the separation benefits contemplated by the Company's Executive Severance Plan, in which Mr. Kispert is a participant and the terms of which have been summarized in various Company filings with the Securities and Exchange Commission, including the Company's Proxy Statement filed on October 11, 2007. Pursuant to the Severance and Consulting Agreement, Mr. Kispert will be entitled to the following compensation and benefits, and subject to the following terms, in connection with the termination of his employment with the Company: (i) salary continuation payments for two years following the date he ceases to be an employee of the Company, at his current annual base salary rate of $590,000 per year; (ii) a pro-rated annual incentive payment equal to $375,058, calculated as the annual cash bonus payment paid to Mr. Kispert for fiscal year 2008 multiplied by a fraction representing the portion of the current fiscal year that will have lapsed as of the date he ceases to be an employee; (iii) accelerated, pro-rated vesting of the unvested portion (as of the date that his employment with the Company terminates) of all of his outstanding restricted stock units, such that a percentage of the unvested portion of each such restricted stock unit grant, representing the portion of the entire service vesting period under such grant that will have been served by Mr. Kispert as of the date that he ceases to be an employee of the Company, will be accelerated; (iv) the acceleration of the delivery of all restricted stock units for which vesting is accelerated in accordance with the provisions of the Severance and Consulting Agreement; (v) the extension of the post-termination exercise period of each of Mr. Kispert's stock options so that each such option will remain exercisable for twelve months following the date Mr. Kispert ceases to be an employee of the Company, but in no event beyond the original term of the award; (vi) the agreement by Mr. Kispert to the terms of a consulting arrangement with the Company, whereby Mr. Kispert will serve as a consultant to the Company for a period of two years following the termination of his employment with the Company (during which time Mr. Kispert's equity awards will not continue to vest); (vii) Company-paid COBRA benefits until the earlier of (a) 18 months following the date Mr. Kispert ceases to be an employee of the Company and (b) the date that Mr. Kispert becomes eligible for health benefits by a subsequent employer; (viii) Company-paid life insurance benefits until the earlier of (a) two years following the date Mr. Kispert ceases to be an employee of the Company and (b) the termination of Mr. Kispert's consulting relationship with the Company; (ix) Company-paid professional financial services, up to a maximum of $20,000 per calendar year until the earlier of (a) two years following the date Mr. Kispert ceases to be an employee of the Company and (b) the termination of Mr. Kispert's consulting relationship with the Company; (x) mitigation language that provides that the benefits payable to Mr. Kispert under the Severance and Consulting Agreement are subject to reduction to the extent that Mr. Kispert earns post-termination compensation from any entity listed among a specified list of competitors of the Company; and (xi) Mr. Kispert's agreement, for the two-year period of his consulting arrangement with the Company, not to be employed by or perform services for a specified list of competitors of the Company and not to solicit the Company's employees to terminate their employment with the Company. The Severance and Consulting Agreement also includes a comprehensive general release by Mr. Kispert of all claims against the Company.

The foregoing description of Mr. Kispert's Severance and Consulting Agreement is qualified in its entirety by reference to the Severance and Consulting Agreement, which will be attached as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ending September 30, 2008, which the Company expects to file with the Securities and Exchange Commission on or prior to November 10, 2008.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit

Number                        Description

        99.1        Text of news release issued by the Company dated August 28, 2008, announcing departure of John Kispert

        99.2        Text of news release issued by the Company dated August 28, 2008, announcing appointment of Mark Dentinger as chief financial officer

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: August 29, 2008	By:	/s/ Brian M. Martin
Brian M. Martin
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Text of news release issued by the Company dated August 28, 2008, announcing departure of John Kispert
EX-99.2	Text of news release issued by the Company dated August 28, 2008, announcing appointment of Mark Dentinger as chief financial officer